                                                       EXHIBIT 1

           ASSIGNMENT WITHOUT RECOURSE, REPRESENTATION
                           OR WARRANTY

      NYLIFE Government Mortgage Plus Limited Partnership, a Massachusetts limited partnership having an address at 51 Madison Avenue, New York, New York 10010 (herein the "Assignor"), in consideration of ten ($10.00) dollars and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, does hereby as of August 21, 1996 (herein the "Effective Date") sell, assign, transfer, set over, grant and convey, without representation, recourse or warranty, express or implied, of any sort whatsoever or for any reason whatsoever, to Greystone Funding Corporation, having an address at 132 West 57th Street, 60th Floor, New York, New York 10019 (herein the "Assignee"), from and after the Effective Date, all of
Assignor's right, title, and interest  in and   to   the  following
documents  (hereinafter  referred   to collectively as the
"Documents"):

     1. Additional Interest Agreement dated February 21, 1990 by and between Boiling Springs Apartments, Ltd. ("Borrower") and
Assignor;

     2. Subordinate Mortgage, Assignment of Leases and Rents and Security Agreement made by Borrower, dated February 21, 1990, recorded February 23, 1990 in Mortgage Book 2057, Page 610 and Deed Book 1369, Page 845 securing performance of Borrower's obligations under the Additional Interest Agreement;

      3.  Security Agreement dated February 21, 1990 executed  by
A. Bowen Ballard (hereinafter "Ballard") pledging Ballard's partnership interest in Borrower to secure performance of Borrower's obligations under the Additional Interest Agreement;

      4. Security Agreement dated February 21, 1990 executed by James M. Bohannon (hereinafter "Bohannon") pledging Bohannon's partnership interest in Borrower to secure performance of Borrower's obligations under the Additional Interest Agreement;

      5. Security Agreement dated February 21, 1990 executed by Joseph C. Williams, Jr. (hereinafter "Williams") pledging William's partnership interest in Borrower to secure performance of Borrower's obligations under the Additional Interest Agreement;

      6. Security Agreement dated February 21, 1990 executed by John D. Blanchard (hereinafter "Blanchard") pledging Blanchard's partnership interest in Borrower to secure performance of Borrower's obligations under the Additional Interest Agreement;

      7. Security Agreement dated February 21, 1990 executed by Steven D. Hughes (hereinafter "Hughes") pledging Hughes' partnership interest in Borrower to secure performance of Borrower's obligations under the Additional Interest Agreement;

      8. Security Agreement dated February 21, 1990 executed by Steven D. Hughes, Jr. (hereinafter "Hughes, Jr") pledging Hughes, Jr's partnership interest in Borrower to secure performance of Borrower's obligations under the Additional Interest Agreement;

      9. Security Agreement dated February 21, 1990 executed by Stephen B. Maxwell (hereinafter "Maxwell") pledging Maxwell's partnership interest in Borrower to secure performance of Borrower's obligations under the Additional Interest Agreement;

      10. Security Agreement dated February 21, 1990 executed by William E. Noblin, III, M.D. (hereinafter "Noblin"; Ballard, Bohannon, Williams, Blanchard, Hughes, Hughes, Jr., Maxwell and Noblin being hereinafter sometimes referred to jointly and severally as the "Partners") pledging Noblin's partnership interest in Borrower to secure performance of Borrower's obligations under the Additional Interest Agreement;

                                                       EXHIBIT 1

     11. Supplemental Interest Agreement dated February 22, 1990 by and between Partners and Assignor;

      12. Security Agreement dated February 21, 1990 executed by Ballard pledging Ballard's partnership interest in Borrower to secure performance of (a) Partners obligations under that certain Promissory Note in the amount of $600,000.00 dated February 21, 1990 made jointly and severally and delivered to Assignor by the Partners as makers thereunder (hereinafter the "Note") and (b) Partners' obligations under the Supplemental Interest Agreement;

      13. Security Agreement dated February 21, 1990 executed by Bohannon pledging Bohannon's partnership interest in Borrower to secure performance of (a) Partners' obligations under the Note and (b) Partners' obligations under the Supplemental Interest Agreement;

      14. Security Agreement dated February 21, 1990 executed by Williams pledging William's partnership interest in Borrower to secure performance of (a) Partners' obligations under the Note and (b) Partners' obligations under the Supplemental Interest Agreement;

      15. Security Agreement dated February 21, 1990 executed by Blanchard pledging Blanchard's partnership interest in Borrower to secure performance of (a) Partners' obligations under the Note and (b) Partners' obligations under the Supplemental Interest Agreement;

      16. Security Agreement dated February 21, 1990 executed by Hughes pledging Hughes' partnership interest in Borrower to secure performance of (a) Partners' obligations under the Note and (b) Partners' obligations under the Supplemental Interest Agreement;

      17. Security Agreement dated February 21, 1990 executed by Hughes, Jr pledging Hughes, Jr's partnership interest in Borrower to secure performance of (a) Partners' obligations under the Note and (b) Partners's obligations under the Supplemental Interest Agreement;

      18.  Security Agreement dated February 21, 1990 executed by
Maxwell pledging Maxwell's partnership interest in Borrower to secure performance of (a) Partners' obligations under the Note and (b) the Supplemental Interest Agreement;

      19.  Security Agreement dated February 21, 1990 executed by
Noblin pledging Noblin's partnership interest in Borrower to secure performance of (a) Partners' obligations under the Note and (b) the Supplemental Interest Agreement;

      TOGETHER with the bonds, notes or obligations described in the Documents and all moneys and interest due and to become due thereon from and after the Effective Date.

      TO HAVE AND TO HOLD the same unto the Assignee, and to the successors, legal representatives and assigns of the Assignee forever from and after the Effective Date.

      IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed by its duly authorized officer on this 19th day of August, 1996.


Witness:                      NYLIFE Mortgage Government Plus
                              Limited Partnership

                              By: NYLIFE Realty Inc.
                                  general partner

/s/  Neil D. Bramwell           By:  /s/   Kevin M. Micucci
- ----------------------          ---------------------------
Name: Neil D. Bramwell          Name:  Kevin M. Micucci
                                Title: President

State of New York  )
                   )  ss.:
County of New York )

      On this 19th day of August, 1996, before me personally came Kevin M. Micucci, to me known, who being by me duly sworn did depose and say that he resides at 336 Kimberly Place, West Islip, NY 11795; that NYLIFE Realty Inc., the general partner of the corporation which executed the foregoing instrument on behalf of NYLIFE Government Mortgage Plus Limited Partnership, the Massachusetts limited partnership described in the foregoing instrument; and that he (she) signed his name thereto by order of the Board of Directors of said corporation.

                                          /s/ Elizabeth M. Akian
                                          ----------------------
                                              Notary Public

                                           ELIZABETH M. AKIAN
                                     Notary Public, State of New York
                                              No. 5027206
                                      Qualified in New York County
                                     Commission Expires May 2, 1998